EXHIBIT 99.1

International Stem Cell Corporation Secures $5 Million Financing Commitment

Oceanside, California, July 6, 2009 — International Stem Cell Corporation (OTCBB:ISCO), has entered into a definitive agreement for a $5 million investment commitment (the “Investment”) with a biotechnology-focused fund (the “Investor”) that has offices in New York and California.  The Investment will be used to fund operations and working capital needs of the company and expand its scientific research. Proceeds of the investment provide a valuable addition to the company’s capital structure.  Together with the private capital already committed to the company and its internally generated revenue, these funds are expected to provide the capital needed by ISCO for the balance of 2009 and a significant amount of the capital expected to be needed in 2010.

The Company may draw down funds from the Investor as it finds a need, but is not obligated to do so.  Funds will be drawn down through the issuance of Series E Preferred Stock (the “Preferred Stock”). The Preferred Stock will not be convertible into common stock and may be redeemed by the Company after one year. Each issue of Preferred Stock will be accompanied by the issuance of five-year warrants to purchase common stock at 100% of the closing price of the company’s common stock on the day prior to the date the company gives notice of its election to draw funds. The total exercise value of warrants issued will equal 135% of the drawdown amount.  Dividends on the Preferred Stock are payable in additional shares of non-convertible Preferred Stock at the rate of 10% per annum.  A commitment fee of $250,000, payable in shares of common stock, was made to the Investor.

“The flexibility of this financing will add greatly to our financial strength,” commented Kenneth Aldrich, CEO and Chairman of ISCO. “We are pleased that we have secured a financing source that will be available to us at the time of our own choosing over the next year.”

For more news and information on International Stem Cell Corporation please visit www.IRGnews.com/coi/ISCO where you can find the CEO’s video, a fact sheet on the company, investor presentations, and more.

ABOUT INTERNATIONAL STEM CELL CORPORATION (ISCO.OB):

International Stem Cell Corporation is a California biotechnology company focused on developing therapeutic and research products. ISCO’s technology, Parthenogenesis, results in the creation of pluripotent human stem cell lines from unfertilized human eggs.  ISCO scientists have created the first Parthenogenetic homozygous stem cell line (phSC-Hhom-4) that can be a source of therapeutic cells that will minimize immune rejection after transplantation into hundreds of millions of individuals of differing sexes, ages and racial groups. These advancements offer the potential to create the first true “Stem Cell Bank” and address ethical issues by eliminating the need to use or destroy fertilized embryos. ISCO also produces and markets specialized cells and growth media worldwide for therapeutic research through its subsidiary Lifeline Cell Technology. For more information, visit the ISCO website at: www.internationalstemcell.com.

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FORWARD-LOOKING STATEMENTS:

Statements pertaining to anticipated future financial and/or operating results, future growth in research, technology, clinical development and potential joint venture and other opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Key Words: Stem Cells, Biotechnology, Parthenogenesis

Contact:

International Stem Cell Corporation
Kenneth C. Aldrich, Chairman, CEO
kaldrich@intlstemcell.com
760-940-6383
or
The Investor Relations Group
212-825-3210
Investor Relations:
Adam S. Holdsworth
aholdsworth@investorrelationsgroup.com
or
Media Relations:
Laura Colontrelle
lcolontrelle@investorrelationsgroup.com